4Q 2016 Management Presentation FEBRUARY 16, 2017

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995; particularly statements regarding future financial and operating results of Time Inc. (the “Company”) and its business. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied in this presentation due to changes in economic, business, competitive, technological, strategic, regulatory and/or other factors. More detailed information about these factors may be found in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company is under no obligation, and expressly disclaims any such obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP financial measures such as Operating income (loss) excluding Depreciation and Amortization of intangible assets (“OIBDA”)", Adjusted OIBDA, Adjusted Diluted Earnings Per Share (EPS) and Free cash flow, as included in this presentation, are supplemental measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Definitions of these measures and reconciliations to the most directly-comparable U.S. GAAP measures are included at the end of this presentation deck. Our non-GAAP financial measures have limitations as analytical and comparative tools and you should consider OIBDA, Adjusted OIBDA, Adjusted Diluted EPS and Free cash flow in addition to, and not as a substitute for, the Company’s Operating income (loss), Net income (loss), Diluted EPS and various cash flow measures (e.g., Cash provided by (used in) operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. GAAP. Note: Throughout the presentation, certain numbers may not sum to the total due to rounding. 2 Disclaimer

 Operating income of $122 million versus Operating income of $10 million in the prior year.  Adjusted OIBDA of $182 million versus $159 million in the prior year.  Total revenues decreased 1% year-over-year, including approx. 250 bps related to FX.  Digital advertising revenues increased 63% year-over-year, representing approx. 33% of total advertising revenues.  Costs of Revenues and Selling, General and Administrative Expenses decreased 5% year-over- year, including approx. 200 bps related to acquisitions, dispositions and FX.  Quarter-end cash, cash equivalents and short-term investments of $336 million or $3.40 per share. 4Q16 Financial Highlights 3

$382 $343 $102 $166 2015 2016 Digital Advertising Print and Other Advertising 4Q16 Advertising Revenues  Total advertising revenues up 5%  Print and other advertising revenues down 10%  Digital advertising revenues up 63% - Includes the benefit of acquisitions $484 $509 4 HIGHLIGHTS 4Q 4Q $MM Revenues Revenues

$185 $169 $84 $68 $9 $10 Other Circulation Revenues Newsstand Revenues Subscription Revenues  Subscription revenues down 9%  Newsstand revenues down 19% $MM $278 $247 4Q16 Circulation Revenues HIGHLIGHTS 4Q15 4Q16 5

4Q16 Other Revenues  Other revenues down 3% $115 $111 HIGHLIGHTS 4Q15 4Q16 $MM 6

$391 $350 $332 $337 Costs of Revenues (COR) Selling, General & Administrative Expenses (SG&A) 4Q16 Costs of Revenues and SG&A Expenses  COR and SG&A combined down 5% - Includes costs related to the operations of our newly acquired businesses, partially offset by the closure of All You, the sale of This Old House and FX - Includes transaction-related expenses which are excluded from our Adjusted OIBDA calculation: 4Q15 4Q16 Transaction-related $5 $2 $687 $723 HIGHLIGHTS 4Q15 4Q16 $MM 7

1 2 4Q16 Adjusted OIBDA $159 $182  4Q16 Operating income of $122 million vs. Operating income of $10 million in the prior year  4Q16 Adjusted OIBDA of $182 million vs. $159 million in the prior year  4Q16 Diluted Net Income Per Share of $0.56 vs. $0.15 in the prior year  4Q16 Adjusted Diluted EPS of $0.75 vs. $0.58 in the prior year HIGHLIGHTS 4Q15 4Q16 $MM 8

4Q16 Cash Update HIGHLIGHTS  4Q16 ending cash, cash equivalents and short-term investments of $336 million  Cash provided by operations of $89 million  Quarterly dividend of $0.19 per share, or $19 million, paid on 12/15/16  Stock buyback of $6 million (on settlement date basis)  As of 12/31/16, net leverage ratio of 2.22x - Target net leverage ratio 2.0x to 2.5x 9 CHANGES IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS Beginning Cash Balance 9/30/16 $304 Free Cash Flow Acquisitions/Divestitures, net Purchase of common stock Dividends paid Other 66 (3) (6) (19) (6) Ending Cash Balance 12/31/16 $336

Time Inc. Outlook For 2017 1 We define Adjusted OIBDA as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; (Gain) loss on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. 2 The Full Year 2016 results averaged a USD to GBP exchange rate of 1.3. The Full Year 2017 Outlook assumes USD to GBP exchange rate of 1.25. $MM FY 2016 ACTUALS2 CURRENT FY 2017 OUTLOOK RANGE2 Revenues (1)% ~$3,000 Operating income (loss) $2 $273 - $287 Adjusted OIBDA1 $414 At least $400 with a plan to be flat year-over-year Capital expenditures $101 $80 - $90 10

Q&A

Appendix

13 (1) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets. (2) Asset impairments primarily relate to a definite-lived tradename intangible. (3) (Gain) loss on operating assets, net primarily reflects the recognition of the deferred gain from the sale-leaseback of the Blue Fin building and a gain on sale of certain of our titles in 2016 and the gain from the sale-leaseback of the Blue Fin Building that was completed in the fourth quarter of 2015. (4) Other costs related to mergers, acquisitions, investments and dispositions during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations. (5) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangible assets, fixed assets and investments; Restructuring and severance costs; (Gain) loss on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. TIME INC. RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA (Unaudited; in millions) Schedule I Three Months Ended December 31, Year Ended December 31, 2016 2015 2016 2015 Operating income (loss) $ 122 $ 10 $ 2 $ (823) Depreciation 13 23 54 92 Amortization of intangible assets 20 20 83 80 OIBDA(1) 155 53 139 (651) Asset impairments(2) 3 — 192 — Goodwill impairment 1 — 1 952 Restructuring and severance costs 23 169 77 191 (Gain) loss on operating assets, net(3) (2) (68) (20) (68) Pension settlements/curtailments — — — 6 Other costs(4) 2 5 25 10 Adjusted OIBDA(5) $ 182 $ 159 $ 414 $ 440

TIME INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(Unaudited; in millions)

Schedule II

	Three Months Ended December 31, 2016			Three Months Ended December 31, 2015		
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss)	$ 96	$ (40)	$ 56	$ (8)	$ 25	$ 17
Asset impairments[1]	3	(1)	2	—	—	—
Goodwill impairment	1	—	1	—	2	2
Restructuring and severance costs	23	(9)	14	169	(63)	106
(Gain) loss on operating assets, net[2]	(2)	—	(2)	(68)	—	(68)
(Gain) loss on extinguishment of debt[4]	—	—	—	(2)	1	(1)
Other costs[5]	2	—	2	5	1	6
Adjusted Net income (loss)[6]	$ 123	$ (50)	$ 73	$ 96	$ (34)	$ 62

	Year Ended December 31, 2016			Year Ended December 31, 2015		
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss)	$ (81)	$ 33	$ (48)	$ (902)	$ 21	$ (881)
Asset impairments[1]	192	(73)	119	—	—	—
Goodwill impairment	1	—	1	952	(9)	943
Restructuring and severance costs	77	(27)	50	191	(71)	120
(Gain) loss on operating assets, net[2]	(20)	4	(16)	(68)	—	(68)
Pension settlements/curtailments	—	—	—	6	(2)	4
Bargain purchase (gain)[3]	(3)	—	(3)	—	—	—
(Gain) loss on extinguishment of debt[4]	(4)	2	(2)	(2)	1	(1)
Other costs[5]	25	(9)	16	10	—	10
(Gain) loss on non-operating assets, net	—	—	—	(2)	—	(2)
Adjusted Net income (loss)[6]	$ 187	$ (70)	$ 117	$ 185	$ (60)	$ 125

(1) Asset impairments primarily relate to a definite-lived tradename intangible.

(2) (Gain) loss on operating assets, net primarily reflects the recognition of the deferred gain from the sale-leaseback of the Blue Fin building and a gain on sale of certain of our titles in 2016 and the gain from the sale-leaseback of the Blue Fin Building that was completed in the fourth quarter of 2015.

(3) Bargain purchase (gain) relates to the acquisition of certain assets of Viant in the first quarter of 2016.

(4) (Gain) loss on extinguishment of debt in connection with repurchases of our Senior Notes are included within Other (income) expense, net on the Statements of Operations.

(5) Other costs related to mergers, acquisitions, investments and dispositions during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations.

(6) Adjusted Net income (loss) is defined as Net income (loss) adjusted for impairments of Goodwill, intangible assets, fixed assets and investments; Restructuring and severance costs; Gain (loss) on operating and/or non-operating assets; Pension settlements/curtailments; Bargain purchase (gain); (Gain) loss on extinguishment of debt;; and Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items.

Time Inc.

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Schedule III TIME INC. RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS (Unaudited; all per share amounts are net of tax) (1) Asset impairments primarily relate to a definite-lived tradename intangible. (2) (Gain) loss on operating assets, net primarily reflects the recognition of the deferred gain from the sale-leaseback of the Blue Fin building and a gain on sale of certain of our titles in 2016 and the gain from the sale-leaseback of the Blue Fin Building that was completed in the fourth quarter of 2015. (3) Bargain purchase (gain) relates to the acquisition of certain assets of Viant in the first quarter of 2016. (4) (Gain) loss on extinguishment of debt in connection with repurchases of our Senior Notes are included within Other (income) expense, net on the Statements of Operations. (5) Other costs related to mergers, acquisitions, investments and dispositions during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations. (6) Adjusted Diluted EPS is defined as Diluted EPS adjusted for impairments of Goodwill, intangible assets, fixed assets and investments; Restructuring and severance costs; Gain (loss) on operating and/or non-operating assets; Pension settlements/curtailments; Bargain purchase (gain); (Gain) loss on extinguishment of debt; and Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items. (7) For periods in which we were in a net loss position, we have used the expected diluted shares in the calculation of Adjusted Diluted EPS as if we were in a net income position, without giving effect to the impact of participating securities. 15 Three Months Ended December 31, Year Ended December 31, 2016 2015 2016 2015 Diluted net income (loss) per common share $ 0.56 $ 0.15 $ (0.49) $ (8.32) Asset impairments(1) 0.02 — 1.20 — Goodwill impairment 0.01 0.02 0.01 8.84 Restructuring and severance costs 0.15 1.00 0.50 1.12 (Gain) loss on operating assets, net(2) (0.02) (0.64) (0.16) (0.64) Pension settlements/curtailments — — — 0.04 Bargain purchase (gain)(3) — — (0.03) — (Gain) loss on extinguishment of debt(4) — (0.01) (0.03) (0.01) Other costs(5) 0.03 0.06 0.17 0.09 (Gain) loss on non-operating assets, net — — — (0.02) Adjusted Diluted EPS(6)(7) $ 0.75 $ 0.58 $ 1.17 $ 1.10

16 TIME INC. RECONCILIATION OF CASH PROVIDED BY (USED IN) OPERATIONS TO FREE CASH FLOW (Unaudited; in millions) Schedule IV (1) Free cash flow is defined as Cash provided by (used in) operations, less Capital expenditures. Capital expenditures for the three months ended and year ended December 31, 2016 reflect lower capital spending due to the completion of the relocation of our corporate headquarters and other properties in 2015. Three Months Ended December 31, Year Ended December 31, 2016 2015 2016 2015 Cash provided by (used in) operations $ 89 $ 27 $ 195 $ 154 Less: Capital expenditures (23) (80) (101) (212) Free cash flow(1) $ 66 $ (53) $ 94 $ (58)

17 Schedule V TIME INC. RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA - 2016 OUTLOOK (Unaudited; in millions) (1) The Full Year 2016 results averaged a USD to GBP exchange rate of 1.3. The Full Year 2017 Outlook assumes USD to GBP exchange rate of 1.25. (2) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets. (3) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; (Gain) loss on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. 2016 Actual(1) Full Year 2017 Outlook Range(1) Operating income (loss) $ 2 $273 to $287 Depreciation 54 $60 Amortization of intangible assets 83 $75 OIBDA(2) $ 139 $408 to $422 Asset impairments, Goodwill impairment, Restructuring and severance costs, (Gains) losses on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions 275 $(8) Adjusted OIBDA(3) $ 414 $400 to $414